Exhibit 99.1
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                                                                                NEWS RELEASE
DRAFT 4/15/2005 5:00 PM

Contact:

John Coulbourn                Martha Schaefer           Greg Wood                    Patrick Nguyen
SeaChange International       SeaChange International   Chief Financial Officer      EVP Corporate Development
Corporate Communications      Investor Relations        Liberate Technologies        Liberate Technologies
1-978-897-0100  x3098         1-978-897-0100 x3030      (650) 645-4003               (650) 645-4004
johnc@schange.com             mschaefer@schange.com     gwood@liberate.com           pnguyen@liberate.com

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              SEACHANGE ANNOUNCES AGREEMENT TO ACQUIRE LIBERATE'S
                       BUSINESS OUTSIDE OF NORTH AMERICA

     Acquisition To Support SeaChange Software for Television Applications
                     From the Cable Headend to the Settop;
              SeaChange to Host Conference Call 11 A.M. EDT Today


MAYNARD, Mass. and SAN MATEO, Calif. (April 18, 2005) -- SeaChange International (Nasdaq: SEAC), a leading provider of digital video systems for video-on-demand and other television applications, and Liberate Technologies (Pink Sheets: LBRT), a leading provider of software for digital cable systems, today announced that they have entered into a definitive agreement in which SeaChange will acquire substantially all of the assets of Liberate's business outside of North America.

         Under terms of the agreement, SeaChange will be assigned certain customer contracts, will receive patents and other intellectual property, and will assume certain limited liabilities, related to Liberate's business outside of North America in exchange for approximately $25.5 million in cash consideration, which is subject to certain adjustments for interim operations prior to closing. Liberate supplies interactive television software to some of the world's largest network operators, including ntl, Telewest and UGC in Europe. As part of the transaction, SeaChange expects to make employment offers to the approximately 20 employees of Liberate's non-North American business, primarily located in San Mateo, California, and London, England.

         "SeaChange has distinguished its digital video systems through its operational and application software and this acquisition of Liberate's assets is very complementary and accretive to our television business," said Bill Styslinger, President and CEO, SeaChange International. "The combination of Liberate's middleware platform with our powerful digital video delivery systems and VODlink applications will allow us to offer our international customers a common, robust platform to enable them to drive new features and services for digital and interactive television."

         The closing of the transaction is subject to certain conditions, including approval by the stockholders of Liberate. Concurrently with the execution of the acquisition agreement, David Lockwood, the Chairman and CEO of Liberate Technologies, has entered into a voting agreement with SeaChange under which he has agreed to vote all shares of Liberate stock beneficially owned by him, comprising approximately 12% of the total outstanding shares of Liberate, in favor of the transaction.

                                    (more)

         SeaChange will discuss this agreement today during a webcast conference call at 11:00 a.m. EDT, which will be available live and archived at www.schange.com. The call will be accessible live by phone (U.S.:
1-866-322-1550; International 706-634-1330) and by replay for one week (U.S.:
1-800-642-1687; International: 1-706-645-9291; enter replay code: 563-4474).


About Liberate Technologies

         Liberate Technologies is a leading provider of software for digital cable systems. Based on industry standards, Liberate's software enables cable operators to run multiple services -- including high-definition television, video on demand, and personal video recorders -- on multiple platforms. Liberate is headquartered in San Mateo, California, and has offices in the United Kingdom.

                                    (more)

About SeaChange

         SeaChange International, Inc. is a world leader in digital video systems, spanning broadcast and broadband. The Company creates powerful server and software systems that manage, store and distribute professional quality digital video. SeaChange's innovative products are based on a scalable, distributed software architecture and standard technology components to continually deliver exponential improvements in digital video cost-performance. As a result, SeaChange enables broadband, broadcast, satellite and new media companies to streamline operations and reduce costs, allowing for expanded services, new applications and increased revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world. Visit www.schange.com.

SeaChange is a registered trademark of SeaChange International, Inc. Liberate and the Liberate design are registered trademarks of Liberate Technologies.

Safe Harbor Provision

         Those statements above that involve expectations or intentions (such as those related to expectations concerning the closing of the transactions contemplated by the announced agreement) are forward-looking statements, within the meaning of the U.S. securities laws, that involve risks and uncertainties and are not guarantees of future performance. You are cautioned that these statements are only predictions, and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: future decisions by the SEC or other governmental or regulatory bodies; the vote of Liberate's stockholders; business disruption resulting from the announcement of the asset sale; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in Liberate's and SeaChange's filings with the Securities and Exchange Commission, including Liberate's annual report on Form 10-K for the year ended May 31, 2004 and the most recent quarterly report on Form 10-Q for the third fiscal quarter ended February 28, 2005, and SeaChange's annual report on Form 10-K for the year ended January 31, 2005. All forward-looking statements are only as of the date they are made and SeaChange and Liberate disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


This press release is being filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934.

Liberate will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. Investors are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction. You will be able to obtain the documents filed with the SEC free of charge at the Web site maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Liberate free of charge by requesting them in writing from Liberate, 2655 Campus Drive, Suite 250, San Mateo, CA 94403, Attention: Investor Relations, or by telephone at (650) 645-4000. Liberate and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Liberate's stockholders. A list of the names of those directors and executive officers and descriptions of their interests in Liberate is contained in Liberate's proxy statement dated September 13, 2004, which is filed with the SEC. Stockholders may obtain additional information about the interests of the directors and executive officers in this transaction by reading the proxy statement when it becomes available.


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